UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2021

ARCHER-DANIELS-MIDLAND COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-44	41-0129150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 West Wacker Drive, Suite 4600 Chicago, Illinois	60601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 634-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	ADM	New York Stock Exchange
1.000% Notes due 2025		New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 24, 2021, the Board of Directors of Archer-Daniels-Midland Company (ADM) appointed Molly Strader Fruit, age 42, to the position of Vice President, Corporate Controller, as of March 1, 2021. The Board of Directors also appointed John Stott, age 53, to the position of Group Vice President, Finance and Corporate Treasurer and CFO of Global Technology and 1ADM, effective as of March 1, 2021. Mr. Stott is currently serving as Group Vice President, Finance and Corporate Controller. Ms. Strader Fruit will succeed Mr. Stott as ADM’s Chief Accounting Officer.

Ms. Strader Fruit has served as ADM’s Vice President, Global Financial Services since May 2019. Ms. Strader Fruit previously served as ADM’s Vice President, Global Credit and Global Carbohydrate Solutions Controller from March 2018 until May 2019; Vice President, Global Credit and Global Ag Services Controller from April 2016 until March 2018; and Global Ag Services Controller from June 2015 to April 2016, as well as in other roles within ADM. Prior to joining ADM, Ms. Strader Fruit had experience in public accounting. She holds an MBA and undergraduate accounting degrees from Millikin University.

There is no transaction between Ms. Strader Fruit (or her immediate family) and the Company that requires disclosure in accordance with Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCHER-DANIELS-MIDLAND COMPANY

Date: February 26, 2021	By	/s/ D. Cameron Findlay
D. Cameron Findlay Senior Vice President, General Counsel, and Secretary